                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    April 3, 1995
                                                  ---------------



                       United States Filter Corporation
                       --------------------------------
            (Exact name of registrant as specified in its charter)



        Delaware                  1-10728         33-0266015
- - ---------------------------     -----------    ------------------
(State of other juris-          (Commission    (IRS Employer
 diction of incorporation       File Number)   Identification No.)


73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260
- - ------------------------------------------------------------------
       (Address of principal executive offices)      (zip code)


Registrant's telephone number, including area code  (619) 340-0098
                                                   ---------------

Item 2.  Acquisition of Assets


       On April 3, 1995, United States Filter Corporation (the "Company") acquired all of the outstanding capital stock of the Permutit Company Limited, an English corporation ("Permutit UK") and The Permutit Company Pty Ltd., an Australian corporation ("Permutit Australia"). Permutit Australia has one subsidiary, Permutit New Zealand Limited. The Company acquired Permutit UK and Permutit Australia through the Company's English subsidiary, Ionpure Technologies Limited (the "Purchaser") pursuant to a Share Purchase Agreement dated April 3, 1995 (the "Purchase Agreement") among the Purchaser, the Company, Thames Water Products & Services Limited ("TWPS") and PWT Overseas Limited ("PWT"), both English corporations and the owners of, respectively, the capital stock of Permutit UK and Permutit Australia, and Thames Water PLC ("Sellers Guarantor"), an English corporation. TWPS and PWT (together the "Sellers") are indirect subsidiaries of Sellers Guarantor. Permutit UK, Permutit Australia and Permutit New Zealand Limited are referred to as the "Permutit Group". The transaction will be accounted for as a purchase, effective April 3, 1995.

       The cash consideration for the acquisition (the "Acquisition") of Permutit UK and Permutit Australia under the Purchase Agreement is (Pounds)6,268,037, which amount was paid on April 3, 1995, the closing date. Also on the closing date, Permutit UK assigned to the Purchaser a note for (Pounds)2,785,345 owed by TWPS to Permutit UK and that note was then discharged as part of the consideration for the Acquisition. Of this aggregate consideration of (Pounds)9,053,382, the Purchase Agreement provides that (Pounds)7,799,775 was apportioned to the purchase of Permutit UK and (Pounds)1,253,607 was apportioned to the purchase of Permutit Australia.

       The amount paid by the Purchaser for Permutit UK and Permutit Australia is subject to reduction if the "Net Asset Value" (as defined) of the Permutit Group at March 31, 1995 is less than (Pounds)3,125,000 (the "Base Net Asset Value"). The Net Asset Value at March 31, 1995 is to be determined within 90 days of April 3, 1995 by Seller's accountants by the delivery by such accountants of financial statements for the Permutit Group as of March 31, 1995 (the "Completion Accounts") and, if such Net Asset Value is less than the Base Net Asset Value, the amount of such difference is to be paid to Purchaser within seven days of the agreement of the Sellers and the Purchaser on the Completion Accounts or the determination of an independent chartered accountant in the event of a dispute. The Base Net Asset Value is subject to adjustment, upward or downward, in the event of a change in the difference between the Permutit Group's actual margins and forecasted margins, determined by comparing the actual and forecasted margins at March 31, 1995 as set forth in the Purchase Agreement, with the actual and forecasted margins determined pursuant to the Completion Accounts.

       Under the Purchase Agreement, the parties thereto provided various representations, including with respect to the Sellers, representations as to the Permutit Group and their respective properties, and provided certain indemnities for the breach of any obligation or representations, all as set forth in the Purchase Agreement, and subject to the limitations provided for therein.

       The Purchase Agreement also provides that, for a period of two years, neither the Sellers, nor their subsidiaries, will be engaged or interested in any business which directly competes with the "Business of the Group" (as defined), provided, that certain "Permitted Businesses" (as defined) may continue to be carried on as at the closing date and under license agreements entered into upon closing between Permutit UK and subsidiaries of the Sellers guarantor, the "Permutit Brand Name" (as defined) may be used in Egypt and South Africa by the Sellers' subsidiaries operating in those countries.

       The obligations of the Sellers under the Agreement have been guaranteed by the Seller's Guarantor.

       Through its ten offices, The Permutit Group has a strong position in the United Kingdom, Australian and New Zealand markets in ion exchange and membrane technology. The Permutit Group also offers a range of products, including pre-engineered water treatment systems for the pharmaceutical, laboratory and chemical markets and other commercial customers. The Permutit Group believes it has the largest market share in its Australian and New Zealand markets. The Company believes that The Permutit Group's comprehensive service and SDI network will complement the Company's already strong presence in Western Europe. The Acquisition will further implement the Company's strategy of offering a broad range of products and services in its market areas, and will also expand the Company's operations into Australia and New Zealand and will enhance its presence in the Far East.


  Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)  Financial statements of business acquired:
                    Report of Coopers & Lybrand;
                    Profit and Loss Account;
                    Balance Sheets as of March 31, 1994 and 1993;
                    Notes to Financial Statements.

     (b)    Pro Forma Financial Information:
                   Pro Forma combined balance sheet, statements of operation and notes thereto.

                (c) Exhibits

                  2.0 Share Purchase Agreement dated April 3, 1995 among Thames Water Products & Services Limited, PWT Overseas Limited, Ionpure Technologies Limited, Thames Water PLC and United States Filter Corporation, including only Schedules 1, 2 and 3.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UNITED STATES FILTER CORPORATION



                              By:   /s/ Donald L. Bergmann
                                    ---------------------------
                                    Donald L. Bergmann
                                    Vice President


  Date:   April   , 1995

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of The Permutit Company Limited

  We have audited the accompanying balance sheets of The Permutit Company Limited (a wholly owned subsidiary of Thames Water PLC) at 31 March 1994 and 1993, and the related profit and loss accounts and statements of cashflows for the years then ended set out on pages F-2 to F-13. These financial statements are the responsibility of management. Our responsibility is to express an opinion on those financial statements.

  We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which are substantially the same as auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Permutit Company Limited at 31 March 1994 and 1993 and the results of its operations and its cashflows for the years then ended in conformity with generally accepted accounting principles in the United Kingdom.

  The financial statements were prepared in accordance with the accounting policies set out in note 1 and comply with generally accepted accounting principles in the United Kingdom which differ in certain respects from United States generally accepted accounting principles as set out in note 29.

/s/ Coopers & Lybrand
- - ---------------------
Coopers & Lybrand

Independent Accountants and Registered Auditors
Uxbridge
West London
United
Kingdom

16 June 1994,
except for note
30, as to which
the date is 3
April 1995

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                            PROFIT AND LOSS ACCOUNT

                                                         YEAR ENDED  YEAR ENDED
                                                          31 MARCH    31 MARCH
                                                    NOTE    1994        1993
                                                    ---- ----------  ----------
                                                          (Pounds)    (Pounds)
Turnover...........................................   2   8,195,824  10,439,674
Cost of sales......................................      (5,199,271) (6,703,198)
                                                         ----------  ----------
Gross profit.......................................       2,996,553   3,736,476
Marketing, selling and distribution expenses.......      (2,829,780) (2,847,449)
Administration expenses............................      (1,309,684) (1,292,505)
                                                         ----------  ----------
Loss on ordinary activities before interest........      (1,142,911)   (403,478)
Interest receivable................................   3         212       9,711
Interest payable...................................   4     (61,599)    (21,096)
                                                         ----------  ----------
Loss on ordinary activities before taxation........   5  (1,204,298)   (414,863)
Tax on ordinary activities.........................   8     238,108      77,311
                                                         ----------  ----------
Loss on ordinary activities after taxation.........        (966,190)   (337,552)
Dividends paid.....................................             --     (657,843)
                                                         ----------  ----------
Loss retained for the financial year...............  18    (966,190)   (995,395)
                                                         ==========  ==========

  The above results all arise from continuing activities.

  The company has no recognised gains and losses other than those included in the results above, and therefore no separate statement of total recognised gains and losses has been presented.

  There is no difference between the loss on ordinary activities before taxation and the retained loss for the year stated above, and their historical cost equivalents.

          The notes on pages F-5 to F-13 form part of these accounts.

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                              BALANCE SHEETS

                                                          31 MARCH    31 MARCH
                                                    NOTE    1994        1993
                                                    ---- ----------  ----------
                                                          (Pounds)    (Pounds)
Fixed assets
  Intangible assets................................   9     185,511     190,936
  Tangible assets..................................  10     714,241     904,430
  Investments......................................  11           6           6
                                                         ----------  ----------
                                                            899,758   1,095,372
                                                         ----------  ----------
Current assets
  Stocks...........................................  12     956,859   1,084,272
  Debtors..........................................  13   5,673,473   6,646,263
  Cash at bank and in hand.........................             --       64,864
                                                         ----------  ----------
                                                          6,630,332   7,795,399
Creditors
  Amounts falling due within 1 year................  14  (2,488,038) (2,969,073)
                                                         ----------  ----------
Net current assets.................................       4,142,294   4,826,326
                                                         ----------  ----------
Total assets less current liabilities..............       5,042,052   5,921,698
Creditors
  Amounts falling due after more than 1 year.......  15          (5)         (5)
Provisions for liabilities and charges.............  16    (175,052)    (88,508)
                                                         ----------  ----------
Net assets.........................................       4,866,995   5,833,185
                                                         ==========  ==========
Capital & reserves
  Called up share capital..........................  17   5,800,000   5,800,000
  Profit and loss account..........................        (933,005)     33,185
                                                         ----------  ----------
                                                          4,866,995   5,833,185
                                                         ==========  ==========

          The notes on pages F-5 to F-13 form part of these accounts.

                          THE PERMUTIT COMPANY LIMITED
                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                            STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED 31
                                                                 MARCH
                                                           --------------------
                                                      NOTE   1994        1993
                                                      ---- ---------   --------
                                                           (Pounds)    (Pounds)
Net cash inflow/(outflow) from operating activities.   27   (578,664)    17,909
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
  Interest received.................................             212      9,711
  Interest paid.....................................         (61,599)   (21,096)
  Dividends paid....................................             --    (657,843)
                                                           ---------   --------
Net cash outflow from returns in investments and
 servicing of finance...............................        (640,051)  (651,319)
TAXATION
Group tax relief received...........................          92,000    201,157
INVESTING ACTIVITIES
Purchase of tangible fixed assets...................        (129,753)  (364,650)
Sale of tangible fixed assets.......................          59,426     35,354
                                                           ---------   --------
Net cashflow from investing activities..............         (70,327)  (329,296)
                                                           ---------   --------
Net cash inflow (outflow) before financing..........        (618,378)  (779,458)
                                                           ---------   --------
Increase/(decrease) in cash and cash equivalents....   28   (618,378)  (779,458)
                                                           =========   ========

       The notes on pages F-5 to F-13 form part of these accounts.

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

1. ACCOUNTING POLICIES

 a) Accounting Convention

  The accounts have been prepared in accordance with the historical cost convention rules and applicable accounting standards. The company is a wholly owned subsidiary undertaking of Thames Water Plc.

  The parent has committed to continue its support of the operations of the Company for the next twelve months. Accordingly, the financial statements may not be indicative of the conditions that would have existed or the results of operations that would have been obtained had the Company operated on a stand alone basis.

  The Company receives certain managerial, financial, technical and other support from its parent for which the Company receives a management charge, which amounted to (Pounds)49,000 during the year (1993:(Pounds)57,000). This management charge is allocated by the parent to its subsidiaries based upon the budgeted turnover for each subsidiary. Management of the parent is of the opinion that the allocation method used is reasonable, as a more specific allocation of the actual expenses is not practicable. In addition certain central management personnel costs which are not separately identifiable have been borne by the parent.

 b) Turnover

  Turnover, which excludes value added tax, represents the income receivable in the ordinary course of business for goods and services provided.

 c) Stock and Work in Progress

  Stock and work in progress are, with the exception of long term contract work in progress, valued at the lower of cost and net realisable value. Cost includes the direct cost of materials and labour. Long term contract work in progress is stated at costs incurred net of amounts transferred to cost of sales, after deducting foreseeable losses and payments on account not matched with turnover.

 d) Depreciation

  Depreciation of all fixed assets is provided on a straight line basis over the estimated economic lives of individual assets, based on their cost, and the rates generally applied range from 10% p.a. to 33 1/3% p.a.

 e) Research and Development

  Research and development expenditure is written off in the period during which it is incurred.

 f) Contributions to Pension Schemes

  Contributions to pension schemes at rates recommended by independent actuaries are charged to the profit and loss account on a consistent annual basis.

 g) Interest

  Interest payable is written off to the profit and loss account as it is incurred.

 h) Taxation

  The charge or credit for taxation is based on the result for the year as adjusted for disallowable and non- taxable items.

  Consideration receivable or payable in respect of losses surrendered or claimed by way of group relief is dealt with in the profit and loss account.

  The credit in respect of corporation tax has been computed in accordance with the group accounting policy of Thames Water Plc. This represents an estimate of the net present value of losses surrendered to other companies within the Thames Water group under the provisions of UK tax legislation.

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

  Tax deferred or accelerated is accounted for in respect of all material timing differences to the extent that it is probable that a liability or asset will crystallise. Provision is made at the rate which is expected to be applied when the liability or asset is expected to crystallise.

 i) Foreign Currency

  All transactions denominated in foreign currencies are translated into sterling at the actual rate of exchange ruling on the date of the transaction. Assets and liabilities in foreign currencies have been translated into sterling at rates of exchange ruling at the balance sheet date. All exchange differences arising are dealt with in the profit and loss account.

 j) Operating Lease Commitments

  These are provided for in the financial statements at the time the rental liabilities arise.

 k) Cash and Cash Equivalents

  Cash and cash equivalents for the purpose of the cash flow statement comprise cash at bank, current asset investments which are readily convertible into known amounts of cash without notice and which are within three months of maturity when acquired, less bank loans and overdrafts repayable within three months from the date of the advance.

2. TURNOVER

                                             YEAR ENDED         YEAR ENDED
                                              31 MARCH           31 MARCH
                                                1994               1993
                                          ----------------- ------------------
                                              (Pounds)           (Pounds)
   Geographical distribution by market
   United Kingdom........................         6,399,165          8,050,779
   Continental Europe....................           726,162            416,537
   Americas..............................           160,358            155,266
   Africa................................           275,461            311,153
   Australasia...........................            89,709             35,445
   Asia..................................           544,969          1,470,494
                                          ----------------- ------------------
                                          (Pounds)8,195,824 (Pounds)10,439,674
                                          ----------------- ------------------

3. INTEREST RECEIVABLE

                                             YEAR ENDED         YEAR ENDED
                                              31 MARCH           31 MARCH
                                                1994               1993
                                          ----------------- ------------------
                                              (Pounds)           (Pounds)
   On bank and money market deposits.....               212              9,711
                                          ----------------- ------------------
                                                (Pounds)212      (Pounds)9,711
                                          ----------------- ------------------

4. INTEREST PAYABLE

                                             YEAR ENDED
                                              31 MARCH          YEAR ENDED
                                                1994          31 MARCH 1993
                                          ----------------- ------------------
                                              (Pounds)           (Pounds)
   On bank loans and overdrafts..........            61,599             21,096
                                          ----------------- ------------------
                                             (Pounds)61,599     (Pounds)21,096
                                          ----------------- ------------------

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

5. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                         YEAR ENDED YEAR ENDED
                                                          31 MARCH   31 MARCH
                                                            1994       1993
                                                         ---------- ----------
                                                          (Pounds)   (Pounds)
   The profit on ordinary activities before taxation is
    stated after crediting:
     Gains on foreign currency borrowings/Deposits.....     6,557     22,525
     Profit on disposals of fixed assets...............    16,122     11,365
   And after charging:
     Depreciation and diminution in value of tangible
      assets...........................................   268,560    273,135
     Depreciation and diminution in value of intangible
      assets...........................................     5,425      5,425
     Auditors' remuneration............................    31,390     26,000
     Auditors' remuneration for non-audit services.....       585      7,512
     Loss on disposals of fixed assets.................     8,078      3,177
     Other operating lease rentals.....................   357,475    356,558
     Directors' emoluments.............................    61,733     62,932
     Research and development..........................    47,775    183,479

6. EMPLOYEES

                                AVERAGE NUMBERS          AGGREGATE PAYROLL COSTS
                             --------------------- -----------------------------------
                             YEAR ENDED YEAR ENDED    YEAR ENDED        YEAR ENDED
                              31 MARCH   31 MARCH      31 MARCH          31 MARCH
                                1994       1993          1994              1993
                             ---------- ---------- ----------------- -----------------
                                                       (Pounds)          (Pounds)
   Production..............      53         68               856,111           946,629
   Marketing, selling &
    distribution...........      48         55             1,660,202         1,665,334
   Administration..........      20         24               419,025           399,119
                                ---        ---     ----------------- -----------------
                                121        147     (Pounds)2,935,338 (Pounds)3,011,082
                                ---        ---     ----------------- -----------------
   Aggregate payroll costs
    comprise:
     Wages & salaries......                                2,571,977         2,596,630
     Social security costs.                                  194,022           212,498
     Contributions to
      pension scheme.......                                  169,339           201,954
                                                   ----------------- -----------------
                                                   (Pounds)2,935,338 (Pounds)3,011,082
                                                   ----------------- -----------------

7. DIRECTORS' REMUNERATION

                                                    YEAR ENDED     YEAR ENDED
                                                     31 MARCH       31 MARCH
                                                       1994           1993
                                                  -------------- --------------
                                                     (Pounds)       (Pounds)
   Emoluments.................................... (Pounds)61,733 (Pounds)62,932
   Emoluments excluding pension contributions:
     Chairman....................................            NIL            NIL
     Highest paid Director....................... (Pounds)44,595 (Pounds)57,754

  Number of Directors within the following ranges of emoluments excluding pension scheme contributions:

                                                                         NO. NO.
                                                                         --- ---
   Up to (Pounds)5,000..................................................   1   1
   (Pounds)10,001 to (Pounds)15,000.....................................   1  --
   (Pounds)40,001 to (Pounds)45,000.....................................   1  --
   (Pounds)55,001 to (Pounds)60,000.....................................  --   1

                          THE PERMUTIT COMPANY LIMITED

              (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

8. TAXATION

                                                YEAR ENDED       YEAR ENDED
                                                 31 MARCH         31 MARCH
                                                   1994             1993
                                              ---------------  --------------
                                                 (Pounds)         (Pounds)
   No liability to UK corporation tax arises
    on the results for the year:
     Amounts receivable for Group relief
      surrendered...........................          238,084          84,847
     Deferred taxation account transfers....           (7,129)         (9,627)
                                              ---------------  --------------
   Total taxation for the year..............          230,955          75,220
   Adjustments of prior years...............            7,153           2,091
                                              ---------------  --------------
                                              (Pounds)238,108  (Pounds)77,311
                                              ---------------  --------------

  The consideration receivable in respect of Group relief reflects the estimated present value of the losses as agreed with the claimant companies.

9. INTANGIBLE ASSETS

                                                                   TRADEMARKS
                                                                 ---------------
                                                                    (Pounds)
   Cost:
     At 31 March 1993...........................................         216,995
                                                                 ---------------
     At 31 March 1994........................................... (Pounds)216,995
                                                                 ---------------
   Depreciation:
     At 31 March 1993...........................................          26,059
     Provided during year.......................................           5,425
                                                                 ---------------
     At 31 March 1994...........................................  (Pounds)31,484
                                                                 ---------------
   Net book value:
     At 31 March 1994........................................... (Pounds)185,511
                                                                 ---------------
     At 31 March 1993........................................... (Pounds)190,936
                                                                 ---------------

10. TANGIBLE ASSETS

                                                                FIXTURES
                                PLANT &          MOTOR         FITTINGS &
                               MACHINERY       VEHICLES         EQUIPMENT           TOTAL
                            --------------- ---------------  ---------------  -----------------
                               (Pounds)        (Pounds)         (Pounds)          (Pounds)
   Cost:
     At 31 March 1993......         444,717         627,468          917,666          1,989,851
     Additions at cost.....          15,034          93,639           21,080            129,753
     Disposals.............             --         (211,389)         (13,803)          (225,192)
                            --------------- ---------------  ---------------  -----------------
     At 31 March 1994...... (Pounds)459,751 (Pounds)509,718  (Pounds)924,943  (Pounds)1,894,412
                            --------------- ---------------  ---------------  -----------------
   Depreciation:
     At 31 March 1993......         187,131         301,263          597,027          1,085,421
     Provided during year..          30,833         145,674           92,053            268,560
     Disposals.............             --         (164,270)          (9,540)          (173,810)
                            --------------- ---------------  ---------------  -----------------
     At 31 March 1994...... (Pounds)217,964 (Pounds)282,667  (Pounds)679,540  (Pounds)1,180,171
                            --------------- ---------------  ---------------  -----------------
   Net book value:
     At 31 March 1994...... (Pounds)241,787 (Pounds)227,051  (Pounds)245,403  (Pounds)  714,241
                            --------------- ---------------  ---------------  -----------------
     At 31 March 1993...... (Pounds)257,586 (Pounds)326,205  (Pounds)320,639  (Pounds)  904,430
                            --------------- ---------------  ---------------  -----------------

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

11. INVESTMENTS

                                                UNLISTED  SUBSIDIARY
                                                 AT COST  COMPANIES    TOTAL
                                                --------- ---------- ---------
   Cost or valuation at 31 March 1994 and 31
    March 1993................................. (Pounds)1 (Pounds)5  (Pounds)6

                                                         31 MARCH  31 MARCH
                                                           1994      1993
                                                         --------- ---------
   Investment in subsidiary undertakings (see note 25):
   Shares at cost or valuation:                          (Pounds)5 (Pounds)5

  In the opinion of the Directors the value of the Company's investment in its subsidiary undertakings is not less than the figure stated above.

12. STOCKS

                                              31 MARCH           31 MARCH
                                                1994               1993
                                          -----------------  -----------------
                                              (Pounds)           (Pounds)
   Raw materials and consumables........            606,948            740,434
   Work in progress (see below).........            180,264            136,630
   Finished goods and goods for resale..            169,647            207,208
                                          -----------------  -----------------
                                          (Pounds)  956,859  (Pounds)1,084,272
                                          -----------------  -----------------
   Work in progress includes:
   Long term contract costs incurred....            875,856          2,038,379
   WIP offset...........................            328,278                --
   Less: Progress claims made...........         (1,319,961)        (2,229,811)
                                          -----------------  -----------------
                                          (Pounds) (115,827) (Pounds) (191,432)
                                          -----------------  -----------------
   Representing:
   Carrying value of contracts in excess
    of progress claims made (included in
    Note 13)............................             15,539            168,695
   Progress claims made in excess of
    carrying value of contracts
    (included in Note 14)...............           (131,366)          (360,127)
                                          -----------------  -----------------
                                          (Pounds) (115,827) (Pounds) (191,432)
                                          -----------------  -----------------

13. DEBTORS

                                                31 MARCH          31 MARCH
                                                  1994              1993
                                            ----------------- -----------------
                                                (Pounds)          (Pounds)
   Trade debtors...........................         1,820,016         2,726,746
   Amounts recoverable on contracts (see
    note below) ...........................            15,539           168,695
   Bills of exchange receivable............             8,126             5,085
   Amounts owed by parent & fellow
    subsidiaries...........................         3,711,599         3,576,762
   Other debtors...........................            17,672            25,202
   Prepayments and accrued income..........           100,521           143,773
                                            ----------------- -----------------
                                            (Pounds)5,673,473 (Pounds)6,646,263
                                            ----------------- -----------------

  Included within trade debtors of (Pounds)1,820,016 is (Pounds)73,782 falling due after more than one year. Amounts recoverable on contracts include the excess of turnover over payments on account.

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

14. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                31 MARCH          31 MARCH
                                                  1994              1993
                                            ----------------- -----------------
                                                (Pounds)          (Pounds)
   Progress claims and advance payments....           131,366           360,127
   Trade creditors.........................           776,576         1,565,223
   Taxation (VAT & PAYE)...................            53,340           130,934
   Amounts owed to parent and fellow
    subsidiaries...........................           179,028           121,489
   Social security contributions...........            21,292            27,093
   Accruals and deferred income............           275,314           266,599
   Bank overdraft..........................         1,051,122           497,608
                                            ----------------- -----------------
                                            (Pounds)2,488,038 (Pounds)2,969,073
                                            ----------------- -----------------

  Progress claims and advance payments include payments on account in excess of amounts matched with turnover or offset against long term contract balances.

15. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                               31 MARCH 31 MARCH
                                                                 1994     1993
                                                               -------- --------
                                                               (Pounds) (Pounds)
   Amounts owed to parent and fellow subsidiaries.............     5        5

  Amounts owed to group companies are repayable after more than five years. Interest on these amounts is charged at group rates.

16. PROVISIONS FOR LIABILITIES AND CHARGES

                                   DEFERRED         OTHER
                                   TAXATION      PROVISIONS          TOTAL
                                -------------- ---------------  ---------------
                                   (Pounds)       (Pounds)         (Pounds)
   At 31 March 1993............         12,023          76,485           88,508
   Utilised during the year....            --          (76,485)         (76,485)
   Provided during the year....          7,129         155,900          163,029
                                -------------- ---------------  ---------------
   At 31 March 1994............ (Pounds)19,152 (Pounds)155,900  (Pounds)175,052
                                -------------- ---------------  ---------------

                                                      AMOUNT         AMOUNT
                                                     PROVIDED       PROVIDED
                                                     31 MARCH       31 MARCH
                                                       1994           1993
                                                  -------------- --------------
                                                     (Pounds)       (Pounds)
   The provision for deferred taxation is:
   Excess of capital allowances over
    depreciation.................................         16,768          8,028
   Income assessable to tax in future years......          2,384          3,995
                                                  -------------- --------------
   Deferred tax liability........................ (Pounds)19,152 (Pounds)12,023
                                                  -------------- --------------

  The liability for deferred taxation relating to the excess of capital allowances over depreciation has been calculated at 33% (1993 33%).

  Other provisions consist of provisions for future expenditure on closed contracts (Pounds)155,900 (1993 (Pounds)76,485).

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

17. SHARE CAPITAL

                                                                        ALLOTTED, CALLED UP
                                        AUTHORISED                        AND FULLY PAID
                            ----------------------------------- -----------------------------------
                                31 MARCH          31 MARCH          31 MARCH          31 MARCH
                                  1994              1993              1994              1993
                            ----------------- ----------------- ----------------- -----------------
   Ordinary shares of
    (Pounds)1 each......... (Pounds)5,800,000 (Pounds)5,800,000 (Pounds)5,800,000 (Pounds)5,800,000
                            ----------------- ----------------- ----------------- -----------------

18. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                              YEAR ENDED         YEAR ENDED
                                               31 MARCH           31 MARCH
                                                 1994               1993
                                           -----------------  -----------------
                                               (Pounds)           (Pounds)
   Loss for the financial year............          (966,190)          (337,552)
   Dividends..............................                -            (657,843)
                                           -----------------  -----------------
                                                    (966,190)          (995,395)
   Opening shareholders' funds............         5,833,185          6,828,580
                                           -----------------  -----------------
   Closing shareholders' funds............ (Pounds)4,866,995  (Pounds)5,833,185
                                           -----------------  -----------------

19. CONTRACTS FOR CAPITAL EXPENDITURE

  Capital expenditure contracted for, and authorised but not contracted for, at 31st March 1994 for which no provision has been made in these accounts was:

                                                   31 MARCH        31 MARCH
                                                     1994            1993
                                                --------------- ---------------
                                                   (Pounds)        (Pounds)
   Contracted for..............................          13,422          48,660
   Authorised but not contracted for...........         205,589         180,419
                                                --------------- ---------------
                                                (Pounds)219,011 (Pounds)229,079
                                                --------------- ---------------

20. LEASING COMMITMENTS

                                                   31 MARCH        31 MARCH
                                                     1994            1993
                                                --------------- ---------------
                                                   (Pounds)        (Pounds)
   Operating leases:
     Amounts payable within one year........... (Pounds)293,021 (Pounds)314,853
                                                --------------- ---------------
   Commitments expiring:
     Land and buildings:
       Between two and five years..............             --            8,500
       More than five years....................         104,000         100,400
                                                --------------- ---------------
                                                        104,000         108,900
   Other operating leases:
     Less than one year........................          17,940          18,341
     Between one and two years.................         131,446          29,424
     Between two and five years................          25,086         143,639
     More than five years......................          14,549          14,549
                                                --------------- ---------------
                                                (Pounds)293,021 (Pounds)314,853
                                                --------------- ---------------

21. OTHER FINANCIAL COMMITMENTS

  Forward contracts existed at 31st March 1994 for the sale of foreign currencies at a sterling equivalent of (Pounds)32,345 (1993 (Pounds)43,243).

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

22. GUARANTEES

  There are contingent liabilities in respect of guarantees given on our behalf for plants installed or under construction and other engagements in the ordinary course of business amounting to (Pounds)754,126 (1993
(Pounds)742,881).

23. HOLDING COMPANY

  The immediate holding company is Thames Water Products & Services Limited incorporated in Great Britain and registered in England and Wales. The ultimate holding Company, for which consolidated financial statements are prepared, is Thames Water PLC incorporated in Great Britain and registered in England and Wales. Copies of the consolidated financial statements can be obtained from Thames Water Plc., 14 Cavendish Place, London W1M 9DJ.

24. PENSIONS AND SIMILAR OBLIGATIONS

  Pension arrangements for the majority of the Company's employees are of the defined benefit type funded through the Thames Water (PWT) Pension Scheme whose assets are held separately from those of the Company in an independently administered fund. The Thames Water (PWT) Pension Scheme also provides pension benefits for employees of other companies within the Thames Water group.

  The total pension cost for the Company was (Pounds)169,339 (1993 (Pounds)201,954). The pension cost relating to the Thames Water (PWT) Pension Scheme is assessed in accordance with advice received relating to the scheme as a whole from Bacon & Woodrow, the consulting actuaries to the scheme.

  Details of the actuarial valuation of the Thames Water (PWT) Pension Scheme are disclosed in the financial statements of Thames Water Plc.

25. SUBSIDIARY UNDERTAKING

  The subsidiary undertaking, Ion Exchange Ltd., is dormant and in the opinion of the Directors is not material in terms of profit or assets.

  The subsidiary undertaking is wholly owned. It is incorporated in Great Britain, registered in England and operates in the United Kingdom.

26. GROUP ACCOUNTS

  Under section 5 of the Companies Act 1989 group accounts are not required as the company is itself a wholly owned subsidiary undertaking of another company incorporated in an EEC country.

27. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                          YEAR ENDED 31 MARCH
                                                          --------------------
                                                             1994       1993
                                                          ----------  --------
                                                           (Pounds)   (Pounds)
      Operating loss..................................... (1,142,911) (403,478)
      Depreciation on tangible fixed assets..............    273,985   278,560
      (Profit)/loss on sale of tangible fixed assets.....     (8,044)   (8,188)
      (Increase)/decrease in stocks......................    127,413  (143,836)
      (Increase)/decrease in debtors.....................  1,126,027   (78,752)
      Increase/(decrease) in creditors...................   (955,134)  373,603
                                                          ----------  --------
      Net cash inflow/(outflow) from operating
       activities........................................   (578,664)   17,909
                                                          ==========  ========

                          THE PERMUTIT COMPANY LIMITED

                (A WHOLLY OWNED SUBSIDIARY OF THAMES WATER PLC)

                             NOTES TO THE ACCOUNTS

28. ANALYSIS OF THE BALANCE OF CASH AND CASH EQUIVALENTS

                                                31 MARCH
                                           --------------------
                                              1994       1993    CHANGE IN YEAR
                                           ----------  --------  --------------
                                            (Pounds)   (Pounds)     (Pounds)
      Cash at bank and in hand............        --     64,864      (64,864)
      Bank over drafts.................... (1,051,122) (497,608)    (553,514)
                                           ----------  --------     --------
      Decrease in cash and cash
       equivalents........................ (1,051,122) (432,744)    (618,378)
                                           ==========  ========     ========

29. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") AND OTHER US FINANCIAL INFORMATION

DEFERRED TAXES

  Under UK GAAP, provision is made for deferred tax under the liability method where in the opinion of the Directors it is probable that a tax liability will become payable within the forseeable future. Under US GAAP, deferred tax is provided in full under the liability method. However, the net loss and total net assets of the Permutit Company Limited is stated at the same amount under both US and UK GAAP in respect of this matter.


CONSOLIDATED STATEMENTS OF CASH FLOWS

  Under UK GAAP, returns on investments and servicing of finance are shown as a separate activity in the statement of cash flows. Under US GAAP, returns on investments and taxation would be shown as cash flows from operating activities and dividends paid would be shown as financing activities.

  The statement of cash flows is reconciled to an amount that includes bank overdraft balances. Under US GAAP, changes to such balances are generally included as financing activities.

  For US GAAP purposes, the following cash flow headings and totals would have been reported.

                                  YEAR ENDED 31
                                      MARCH
                                ------------------
                                  1994      1993
                                --------  --------
                                (Pounds)  (Pounds)
                                --------  --------
      Net cash (used
       in)/provided by operat-
       ing activities.........  (548,051)  207,681
                                ========  ========
      Net cash (used in) in-
       vesting activities.....   (70,327) (329,296)
                                ========  ========
      Net cash provided
       by/(used in) financing
       activities.............   553,514  (160,235)
                                ========  ========
      Net increase/(decrease)
       in cash and cash equiv-
       alents.................   432,744  (281,850)
                                ========  ========
      Cash and cash equiva-
       lents at beginning of
       year...................    64,864   346,714
                                ========  ========
      Cash and cash equiva-
       lents at end of year...       --     64,864
                                ========  ========

  In addition, there are certain other aspects in which UK GAAP differs from US GAAP, however these differences do not result in material adjustments to either the reported loss or net assets for the years ended 31 March 1993 and 1994.

30. POST BALANCE SHEET EVENTS

   On April 3, 1995, United States Filter Corporation ("US Filter") acquired all of the outstanding stock of the Company. US Filter has committed to provide the necessary financial support to enable the Company to meet its debts as and when they fall due effective for twelve months from the date of the acquisition.

  (b)  Pro forma financial information.


       The following unaudited pro forma combined financial data presents the Pro Forma Combined Balance Sheet at December 31, 1994, giving effect to the acquisition of The Permutit Company Limited, a U. K. company, and Permutit Company Pty Limited, an Australian company (collectively "The Permutit Group"), (the "Acquisition") as if it were consummated on that date. Also presented are the Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1994, and the nine months ended December 31, 1994, after giving effect to the Acquisition as if it was consummated on April 1, 1993. The pro forma data is based on the historical combined statements of the Company and The Permutit Group giving effect to the acquisition transaction under the purchase method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Pro Forma Combined Financial Data. Under the purchase accounting method, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of Acquisition. The pro forma adjustments set forth in the following pro forma combined financial statements are estimates and may differ from the actual adjustments when they become known.

       The unaudited pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the Acquisition had been consummated on the dates indicated or which may be obtained in the future. The pro forma combined financial data should be read in conjunction with the notes thereto and the audited financial statements of The Permutit Company Limited (a member of The Permutit Group) and the related notes thereto contained elsewhere herein and the audited consolidated financial statements of the Company and the related notes thereto filed in its report on Form 10-K for the year ended March 31, 1994.

                       PRO FORMA COMBINED BALANCE SHEET
                                  (unaudited)


                                                               December 31, 1994
                               ---------------------------------------------------------------------------
                                                                                   Pro Forma
                                                                    --------------------------------------
                                       Historical                    Adjustments
                              -------------------------------         Increase     Adjustments
                                Company    The Permutit Group        (Decrease)     Reference    Combined
                              -----------  ------------------       -----------   ------------   ---------
                                                        (in thousands)
Current assets:
   Cash                          $11,893         $771                 ($2,751)         a  (i)     $  9,913
   Short-term investments          7,624            -                  (7,624)         a  (i)            -
   Accounts receivable, net       87,325        3,350                                               90,675
   Cost and estimated earnings
      in excess of billings on
      uncompleted contracts       20,206            -                                               20,206
   Inventories                    36,623        1,356                                               37,979
   Prepaid expenses                4,853          194                                                5,047
   Deferred taxes                  2,598            -                                                2,598
   Other current assets            2,097          120                                                2,217
                                --------      -------                                             --------
       Total current assets      173,219        5,791                                              168,635
                                --------      -------                                             --------
Property, plant and equipment,
  net                             63,440        1,479                                               64,919
Investment in Mexico leasehold
  interest, net                   21,634            -                                               21,634
Goodwill, net                     97,510                                7,104          a (ii)      104,614
Other assets                      17,960          281                                               18,241
                                --------      -------                                             --------
                                $373,763       $7,551                                             $378,043
                                ========      =======                                             ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable              $28,812       $1,712                                              $30,524
   Accrued liabilities            40,567          953                                               41,520
   Current portion of long-term
    debt                           1,078            -                                                1,078
   Notes payable                  23,818            -                                               23,818
   Billings in excess of costs
    and estimated earnings on
    uncompleted contracts         15,715            -                                               15,715
   Other current liabilities       7,769        1,254                                                9,023
                                --------      -------                                             --------
       Total current
         liabilities             117,759        3,919                                              121,678
                                --------      -------                                             --------
Long-term debt, excluding
  current portion                  7,936            -                                                7,936
Convertible subordinated debt    105,000            -                                              105,000
Loan (receivable) payable
  --Parent                             -       (5,295)                  5,295          c                 -
Deferred taxes                     5,774            -                                                5,774
Other liabilities                  3,620          361                                                3,981
                                --------      -------                                             --------
       Total liabilities         240,089       (1,015)                                             244,369
                                --------      -------                                             --------
Shareholders' equity:
   Convertible preferred stock    25,577            -                                               25,577
   Common stock                      150            -                                                  150
   Additional paid-in capital    128,496        9,380                  (9,380)         b           128,496
   Translation adjustment            215            -                                                  215
   Accumulated deficit           (20,764)        (814)                    814          b           (20,764)
                                --------      -------                                             --------
       Total shareholders' equi  133,674        8,566                                              133,674
                                --------      -------                                             --------
                                $373,763       $7,551                                             $378,043
                                ========      =======                                             ========

The accompanying notes are an integral part of these pro forma combined financial data.

                  Pro Forma Combined Statement of Operations
                                  (Unaudited)

                                                 Fiscal Year Ended March 31, 1994
                               ---------------------------------------------------------------------------
                                                                                   Pro Forma
                                                                    --------------------------------------
                                       Historical                    Adjustments
                              -------------------------------         Increase     Adjustments
                                Company    The Permutit Group        (Decrease)     Reference    Combined
                              -----------  ------------------       -----------   ------------   ---------
                                                        (in thousands)
Revenues                        $180,421      $19,687                                             $200,108

Cost of sales                    132,811       12,545                                              145,356
                                --------      -------                                             --------
       Gross profit               47,610        7,142                                               54,752

Selling, general and
   administrative expenses        52,484        8,601                    280             d          61,365
                                --------      -------                                             --------
       Operating income           (4,874)      (1,459)                                              (6,613)
                                --------      -------                                             --------

Other income (expense):
       Interest expense           (2,077)        (109)                                              (2,186)
       Other                       1,174           50                                                1,224
                                --------      -------                                             --------
                                    (903)         (59)                                                (962)
                                --------      -------                                             --------
       Income before income
        taxes                     (5,777)      (1,518)                                              (7,575)

Provision for income taxes        (3,236)        (364)                                              (3,600)
                                --------      -------                                             --------
       Net income                ($2,541)     ($1,154)                                             ($3,975)
                                ========      =======                                             ========
       Net income per common
        share                     ($0.26)                                                           ($0.38)
                                ========                                                          ========

Weighted average number of
   shares outstanding             12,453                                                            12,453
                                ========                                                          ========

The accompanying notes are an integral part of these pro forma combined financial data.

                  Pro Forma Combined Statement of Operations
                                         (Unaudited)

                                                      Nine Months Ended December 31, 1994
                               ---------------------------------------------------------------------------
                                                                                   Pro Forma
                                                                    --------------------------------------
                                       Historical                    Adjustments
                              -------------------------------         Increase     Adjustments
                                Company    The Permutit Group        (Decrease)     Reference    Combined
                              -----------  ------------------       -----------   ------------   ---------
                                                        (in thousands)
Revenues                        $194,453      $13,916                                             $208,369

Cost of sales                    139,164        8,587                                              147,751
                                --------      -------                                             --------
       Gross profit               55,289        5,329                                               60,618

Selling, general and
   administrative expenses        45,819        5,199                     205           d           51,223
                                --------      -------                                             --------
       Operating income            9,470          130                                                9,395
                                --------      -------                                             --------

Other income (expense):
       Interest expense           (3,632)         (65)                                              (3,697)
       Other                       1,641            6                                                1,647
                                --------      -------                                             --------
                                  (1,991)         (59)                                              (2,050)
                                --------      -------                                             --------
       Income before income
         taxes                     7,479           71                                                7,345

Provision for income taxes         2,056         (119)                                               1,937
                                --------      -------                                             --------
       Net income               $  5,423       $  190                                             $  5,408
                                ========      =======                                             ========

       Net income per common
        share                   $   0.33                                                          $   0.33
                                ========                                                          ========

Weighted average number of
   shares outstanding             14,881                                                            14,881
                                ========                                                          ========

The accompanying notes are an integral part of these pro forma combined financial data.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION


  a. The pro forma combined balance sheet has been prepared to reflect the acquisition of The Permutit Group by the Company for aggregate estimated all-cash purchase price of $10,375,000 (including estimated acquisition costs of $375,000).

       The estimated tangible net book value, as adjusted, of The Permutit Group and the fair value of the net assets as of the Closing Date are both assumed to be $3,271,000. The difference between the estimated purchase price and the estimated fair value of the net assets of The Permutit Group is approximately $7,104,000, which has been recorded as costs in excess of net assets of businesses acquired attributable to the Acquisition in the accompanying pro forma combined balance sheet.

       The pro forma combined balance sheet has been adjusted to reflect the above as follows:

                 (i) To record the payment of cash and estimated transaction costs;

                 (ii) To adjust goodwill for the difference between the estimated purchase price and the estimated fair value of the net assets acquired;

  b. The pro forma combined balance sheet has been adjusted to eliminate the equity of The Permutit Group.


  c. The pro forma combined balance sheet has been adjusted to eliminate the net loan receivable of The Permutit Company Limited from its parent company.

  d. The pro forma combined statements of operations give effect to the additional goodwill amortization that results from the Acquisition.